UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. Rare Earth Minerals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-2797630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333-154912
Commission File No.

6430 Medical Center St., Suite 230, Las Vegas, Nevada 89148
(Address of Principal Executive Offices) (Zip Code)

U.S. Rare Earth Minerals, Inc.
2010 Employee, Director and Consultant Stock Plan

(Full Title of the Plan)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

INCORPORATION BY REFERENCE

OF

EARLIER REGISTRATION STATEMENT

U.S. Rare Earth Minerals, Inc. (the “Company”) previously registered 1,140,000 shares of common stock, par value .001 per share, for issuance under the Company’s 2010 Employee, Director and Consultant Stock Plan (hereinafter referred to as the “Plan”).  The registration of such shares was affected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 22, 2010, bearing file number 333-154912 (the “Earlier Registration Statement”).  The Plan provides that the amount of the Plan’s shares available for use by the Plan will be expanded annually to be an amount equal to 20% of the total outstanding and issued common stock of the Company annually as calculated at the end of January of each succeeding year during the existence of the Plan thus increasing the shares of common stock of the Plan to be 30,000,000 shares of common stock as of January 31, 2013.  This Registration Statement is being filed to register the additional 30,000,000 shares of common stock underlying the Company’s 2010 Employee, Director and Consultant Stock Plan, which are the same class of shares as those for which the Earlier Registration Statement are effective.  Accordingly, pursuant to General Instruction E of Form S-8, the contents of “Part I” of the Earlier Registration Statement are incorporated herein by reference.

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share under the 2010 U.S. Natural Nutrients & Minerals Employee, Director and Consultant Stock Plan	30,000,000	$0.03	$900,000	$122.76

Total	30,000,000	$0.03	$900,000	$122.76

(1)
This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the U.S. Natural Nutrients & Minerals, Inc. (now U.S. Rare Earth Minerals, Inc.) 2010 Employee, Director and Consultant Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)
 Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the registrant’s common stock on the OTCQB on March 8, 2013, a date within 5 days of the date on which this Registration Statement is filed.

Approximate date of proposed commencement of sales hereunder: As soon as practicable after the effective date of this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act") the Prospectus included in this Registration Statement is a combined prospectus and relates to the 30,000,000 shares covered hereby and the 1,140,000 shares previously registered under cover of Registration Statement No. 333-165023. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 165023.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Those documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement and are made a part hereof:

(a).  The Company’s Annual Report on Form 10 K filed on March 16, 2012, for the fiscal year ended December 31, 2011, which includes audited financial statements as of December 31, 2011.

(b).  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above and all amendments thereto.

(c).  The description of Common Stock contained in the Company’s Registration Statement filed on form S-1.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

ITEM 4.  DESCRIPTION OF SECURITES

Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not Applicable

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

None

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ITEM 8.  EXHIBITS

Exhibit No.   Description

5.	Opinion of Henry C. Casden, Attorney at Law

23a.	Consent of Paritz & Co. Certified Public Accountants

99.	The 2010 Employee, Directors and Consultant Stock Plan

ITEM 9. UNDERTAKINGS

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on April 16, 2013.

U.S. Rare Earth Minerals, Inc.

BY /s/ Dennis Cullison   CEO, President and Secretary

BY /s/ Michael Tague     Chief Financial Offer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

BY /s/ Dennis Cullison	Chief Executive Officer, President and Secretary and Director	April 18, 2013

BY /s/ Michael Tague	Principal Financial Officer and Director	April 18, 2013

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